EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hollis-Eden Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the following registration statements: No. 333-18725 on Form S-8 to Form S-4, No. 333-18725 on Form S-3 to Form S-4, No. 333-56155 on Form S-3, No. 333-56157 on Form S-3, No. 333-69725 on Form S-3, No. 333-69727 on Form S-3, No. 333-72853 on Form S-3, No. 333-92179 on Form S-3, No. 333-92185 on Form S-8, No. 333-96181 on Form S-3, No. 333-34180 on Form S-3, No. 333-51284 on Form S-3, No. 333-51286 on Form S-8, No. 333-65712 on Form S-8, No. 333-75860 on Form S-3, No. 333-83372 on Form S-3, No. 333-101219 on Form S-8, No. 333-101221 on Form S-3, No. 333-13831 on Form S-3, No. 333-103851 on Form S-3, No. 333-105378 on Form S-3, No. 333-106835 on Form S-3, No. 333-106860 on Form S-8, No. 333-107318 on Form S-3, and No. 333-121216 on Form S-8, of our reports dated March 10, 2006 relating to the consolidating financial statements of Hollis-Eden Pharmaceuticals, Inc. and the effectiveness of Hollis-Eden Pharmaceuticals Inc.’s internal controls over financial reporting which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/    BDO Seidman, LLP

Costa Mesa, California

March 16, 2006